Exhibit 3.1

AMENDMENT

TO THE

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
KINGSWOOD ACQUISITION CORP.

May 20, 2022

Kingswood Acquisition Corp., (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is “Kingswood Acquisition Corp.”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 27, 2020 (the “Original Certificate”). An Amended and Restated Certificate of Incorporation, which both amended and restated the provisions of the Original Certificate, was filed in the office of the Secretary of State of the State of Delaware on August 17, 2020 (the “Amended and Restated Certificate of Incorporation”) and a Second Amended and Restated Certificate of Incorporation, which both amended and restated the provisions of the Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on November 12, 2020 (the “Second Amended and Restated Certificate of Incorporation”).

2.	This amendment (the “Amendment”) to the Second Amended and Restated Certificate of Incorporation amends the Second Amended and Restated Certificate of Incorporation of the Corporation.

3.	This Amendment to the Second Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of 65% of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

4.	The text of Section 9.1(b) of Article IX is hereby amended by deleting the following words:

“within 18 months from the date of the closing of the Offering”

and replacing them with the words:

“by November 24, 2022”;

5.	The text of Section 9.2(d) of Article IX is hereby amended by deleting the following words:

“the Corporation has not consummated an initial Business Combination within 18 months from the closing of the Offering shall:”

and replacing it with the following:

“the Corporation has not consummated an initial Business Combination by November 24, 2022, the Corporation shall:”; and

6.	The text of Section 9.7 of Article IX is hereby amended by deleting the follow words:

“within 18 months from the date of the closing of the Offering”

and replacing them with the words:

“by November 24, 2022”.

IN WITNESS WHEREOF, Kingswood Acquisition Corp. has caused this Amendment to be duly executed in its name and on its behalf by an authorized officer as of this 20 day of May, 2022.

KINGSWOOD ACQUISITION CORP.

By:	/s/ Michael Nessim
	Name:	Michael Nessim
	Title:	Chief Executive Officer